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                                  EXHIBIT (11)
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                       CONSENT OF KPMG PEAT MARWICK LLP


To the Board of Trustees
The Cardinal Group:


         We consent to the use of our reports dated November 17, 1995, included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Legal Counsel and Independent Auditors" in the Statement Of Additional Information.


Columbus, Ohio
January 17, 1996                           KPMG PEAT MARWICK LLP